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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2005, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of Large Scale Biology Corporation's ability to continue as a going concern, relating to the consolidated financial statements of Large Scale Biology Corporation and its subsidiaries as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Sacramento, California
October 12, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM